SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):      April 21, 2009

Coach, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-16153	52-2242751
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
516 West 34th Street, New York, NY 10001
(Address of principal executive offices) (Zip Code)

(212) 594-1850
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02: Results of Operations and Financial Condition.

On April 21, 2009, Coach, Inc. (the “Company”) issued a press release (the “Press Release”) in which the Company announced its financial results for its fiscal quarter ended March 28, 2009.  All information in the press release is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

The attached press release includes the following Non-GAAP financial information:

  The following metrics for the quarter have been presented (for the quarter and compared to the same period in the prior fiscal year) both including and excluding the effect of one-time charges related to reducing U.S. corporate staffing levels, the closure of four North American retail stores and the closure of the Company’s sample-making facility in Italy (collectively, the “One-time Items”): net income, earnings per share, operating income, operating margin and SG&A expenses as a percentage of net sales.  For the nine months ended March 28, 2009, net income and earnings per share have been presented (for the period and compared to the same period in the prior fiscal year) both including and excluding the effect of the One-time Items.
  Sales for Coach Japan, Inc. have been presented both including and excluding currency fluctuation effects from translating foreign-denominated sales into U.S. dollars for the quarter and compared to the same period in the prior fiscal year.

The Company believes that it is appropriate to present this supplemental information, for the following reasons:

  Presenting information as described with and without the One-time Items will allow investors to better understand the Company’s ongoing operating and financial results and the effect of the One-time Items, which resulted in charges in the present quarter (and reductions in year-over-year income and earnings per share) but are intended to result in significant savings in the next fiscal year.
  Presenting Coach Japan sales including and excluding currency fluctuation effects will help investors and analysts to understand the effect on this valuable performance measure of significant year-over-year currency fluctuations.

Item 8.01:  Other Events.

The Company also announced in the Press Release that its Board of Directors had voted to initiate a cash dividend, at an annual rate of $0.30 per share.  The first quarterly payment, of $0.075 per share, will be paid on June 29, 2009 to stockholders of record as of June 8, 2009.

Item 9.01:  Financial Statements and Exhibits.

(c)  Exhibits.  The following exhibit is being furnished herewith:

99.1                Text of Press Release, dated April 21, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 22, 2009

COACH, INC.

		By:	/s/ Todd Kahn
Todd Kahn
Senior Vice President, General Counsel
and Secretary

EXHIBIT INDEX

99.1      Text of Press Release, dated April 21, 2009